EX-99.906CERT
Section 906 Certifications
CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
John V. Murphy, Principal Executive Officer, and Brian W. Wixted, Principal Financial Officer, of Oppenheimer Portfolio Series: Fixed Income Active Allocation Fund (the “Registrant”), each certify to the best of his knowledge that:
1.	The Registrant’s periodic report on Form N-CSR for the period ended 07/31/2009 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Principal Executive Officer	Principal Financial Officer

Oppenheimer Portfolio Series:	Oppenheimer Portfolio Series:
Fixed Income Active Allocation Fund	Fixed Income Active Allocation Fund

/s/ John V. Murphy	/s/ Brian W. Wixted

John V. Murphy	Brian W. Wixted

Date: 09/11/2009	Date: 09/11/2009